UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 17, 2008
LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 McKinney Avenue, Suite 1515, Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 382-3630
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
Grants of Options and Restricted Stock
On April 17, 2008, Lighting Science Group Corporation (the “Company”) granted options to purchase up to 669,000 shares of the Company’s common stock, par value $0.001 per share (the “Company Common Stock”) to certain executive officers and senior managers of the Company. Additionally, on May 7, 2008, the Company granted 841,250 shares of restricted Company Common Stock to some of the same executive officers and senior managers of the Company. The grants were made pursuant to the Company’s 2005 Equity-Based Compensation Plan (the “2005 Compensation Plan”) and approved by the Company's board of directors on April 15, 2008. The Company filed a registration statement on Form S-8 on May 5, 2008 with respect to the 2005 Compensation Plan and the issuance of the 1,510,250 aggregate shares of stock under the grants of options and restricted stock and has granted such options and shares of restricted stock on the terms and subject to the conditions set forth in the Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Stock Option Agreement, Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Employee Incentive Stock Option Agreement and Form of Lighting Science Group Corporation 2005 Equity-Based Compensation Plan Restricted Stock Award Agreement (each, a “Grant Agreement”), each filed as an exhibit to the Company’s Form S-8. Additionally, such grants of options and restricted stock and the issuance of shares of the Company Common Stock in connection therewith are subject to the approval of the increase in authorized shares under the 2005 Compensation Plan by the Company’s stockholders at the Company’s annual meeting of stockholders for 2008 as set forth in the applicable Grant Agreement.
The Company made the following grants to executive officers subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder:

		Option			Price of
	Grant of	Exercise	Term of	Grant of Restricted	Restricted
Executive Officer	Options	Price	Options	Stock and Price	Stock
Stephen A. Hamilton	35,000	$4.90	5 years	55,000	$5.00
Fred Maxik	75,000	$4.90	5 years	175,000	$5.00
Kenneth W. Honeycutt	12,500	$4.90	5 years
Govi Rao	12,500	$4.90	5 years	375,000	$5.00
Kevin Furry	12,500	$4.90	5 years

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION
Date: June 6, 2008	By:	/s/ Govi Rao
		Name:	Govi Rao
		Title:	Chief Executive Officer